Exhibit 4.9

                          UNIVERSAL MONEY CENTERS, INC.
                               RIGHTS CERTIFICATE

                                             Rights Certificate No. _________
Rights: ______________________        Shares Held on Record Date: ___________

     VOID AFTER 5:00 P.M. KANSAS CITY TIME ON JULY __, 2000,  UNLESS EXTENDED BY
THE  COMPANY  (THE   "EXPIRATION   DATE").   THIS  RIGHTS   CERTIFICATE  IS  NOT
TRANSFERABLE.

     The owner named below is entitled to purchase from Universal Money Centers, Inc. (the "Company"), shares of Common Stock, $.01 par value per share, of the Company ("Shares"), at a subscription price of $____ per Share (the "Subscription Price"), upon exercise before the Expiration Date:

                               -----------------
                               -----------------
                               -----------------


     Each Right entitles the holder of record hereof ("Holder") to subscribe for and purchase one Share at the Subscription Price of $_____ under the Basic Subscription Privilege. If the Holder exercises the Basic Subscription Privilege to the fullest extent possible, the Holder has an Oversubscription Privilege to purchase additional Shares to the extent such Shares are available after exercise of the Basic Subscription Privilege. If sufficient Shares are not available to fully satisfy all requests for Oversubscription, an allotment, as described in the Prospectus, will be used to apportion the available Shares.

      Upon presentation and surrender of this Rights Certificate with the completed subscription Form 1 and substitute Form W-9 below duly executed, and payment of the applicable Subscription Price of the purchased Shares, at the office of Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202, Attention: Christopher D. Greek, the Holder shall be entitled to receive a certificate representing the Shares so purchased. All Shares issued upon exercise of the Rights Certificate, upon issuance, shall be fully paid and non-assessable.

      This Rights Certificate may be exercised only by a Holder residing in a state in which the Company can lawfully offer and sell Shares purchasable upon exercise. This Rights Certificate shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. The required signatures of representatives of the Company set forth below may be facsimiles or reproductions of such representatives' signatures.

                                   UNIVERSAL MONEY CENTERS, INC.


ATTEST:                            By:
                                       ----------------------------------
                                       David S. Bonsal
-----------------------                President and Chief Executive Officer
Pamela A. Glenn
Secretary

FORM 1 - TO SUBSCRIBE FOR SHARES*

     One Right and the Subscription Price shown hereon are required to subscribe for each Share, except pursuant to the Over-subscription Privilege as described in the Prospectus.

(a)  BASIC SUBSCRIPTION:

(No. of Shares Subscribed)      (Subscription Price)  =     Payment

_________________________        X     [$________]    =     $__________

(b)  OVERSUBSCRIPTION:

(No. of Shares Oversubscribed)(Subscription Price) =      Payment

_________________________        X     [$________]    =     $__________

(c) PAYMENT: I hereby subscribe for Shares of Universal Money Centers, Inc. upon the terms specified in the Prospectus.

    Total Payable to ____________
    Universal Money Centers, Inc. enclosed . . . . . . . . . $______________

(d)  SIGNATURE OF RIGHTS CERTIFICATE OWNERS:


-------------------------------         ---------------------------------------
Signature                               Signature


-------------------------------         ---------------------------------------
Print Name                              Print Name

TELEPHONE NUMBER: (___)____________ (day)    (___)______________ (evening)

           IMPORTANT: To prevent backup withholding on any payments to be made to you by the Company, you are required to notify the Subscription Agent of your correct taxpayer identification number (which is either your social security number or employer identification number) by completing the attached Substitute Form W-9 certifying that the taxpayer ID number provided on the Form is correct (or that you are awaiting a taxpayer ID number).

           Failure to provide the information on the attached Substitute Form W-9 and to certify that you are not subject to backup withholding may subject you to 31% federal income tax withholding on payments made to you.



*RETURN RIGHTS CERTIFICATE
(INCLUDING ATTACHED               Universal Money Centers, Inc.
SUBSTITUTE FORM W-9) TO:          6800 Squibb Road
                                  Mission, Kansas 66202
                                  Attention: Christopher D. Greek

                               SUBSTITUTE FORM W-9

    The holder of shares of Common Stock is required to give the holder's taxpayer ID number (e.g., Social Security Number or Employer Identification Number). If the shares are in more than one name or are not in the name of the actual owner, consult the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" on the reverse side for additional guidance on which number to report.

--------------------------------------------------------------------------------
PAYER'S NAME:  Universal Money Centers, Inc., Mission, Kansas



--------------------------------------------------------------------------------
Name(s) as shown on Stock Certificate (if jointly held, circle the name of the person or entity whose number you enter in Part 1 below)

Name(s):
          ---------------------------------------------------------------------
Address:
          ---------------------------------------------------------------------
          ---------------------------------------------------------------------
City, State and Zip Code:  ----------------------------------------------------
  SUBSTITUTE        Part 1 - PLEASE PROVIDE YOUR
   FORM W-9         TAXPAYER ID NUMBER IN THE     ----------------------------
                    SPACE AT RIGHT AND CERTIFY    Social Security Number OR
                    BY SIGNING AND DATING BELOW   Employer Identification Number
                    ------------------------------------------------------------

 Department         Part 2 - I certify,  under  penalties  of  perjury,  that a
 of the Treasury    taxpayer identification number has not been issued to me,
 Internal Revenue   and that I mailed or delivered an  application to receive a
     Service        taxpayer  identification number to the appropriate Internal
                    Revenue Service Center or Social Security  Administration
                    Service Office (or I intend to mail or deliver an
                    application in the  near  future).  I  understand  that  if
                    I do not provide  a  taxpayer  identification  number to the payer within 60 days, the payer is required to withhold 31%
                    of all reportable payments made to me until I provide
                    a number.
                                             Awaiting taxpayer ID number /_/
                    -----------------------------------------------------------

                    CERTIFICATION - UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE TAXPAYER IDENTIFICATION NUMBER PROVIDED ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER AND THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING, EITHER BECAUSE I HAVE NOT BEEN NOTIFIED THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR BECAUSE THE INTERNAL REVENUE SERVICES HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING*

                    SIGNATURE                          DATE
                              -----------------------       -------------------
--------------------------------------------------------------------------------
    *If you have been notified that you are subject to backup withholding due to underreporting and have not received a notice from the Internal Revenue Service advising you that backup withholding has terminated, you must strike out the language certifying that you are not subject to backup withholding.

    NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY REPORTABLE PAYMENTS MADE TO YOU.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens; i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


For this type of account:             Give the SOCIAL SECURITY number of:
-------------------------------------------------------------------------------

 1.  An Individual's account          The individual

 2.  An  account  of two or more      The  actual  owner of the  account
     individuals (joint account)      or, if combined funds, the first
                                      individual on the account1

 3.  Custodial account of a minor
     (Uniform Gift to Minors Act)     The minor2


 4.  a.  The usual revocable trust
         account

         (grantor is also trustee)    The grantor-trustee1

     b.  So-called trust account
         that is not a legal or
         valid trust under state
         law                          The actual owner1


                                      Give the EMPLOYER IDENTIFICATION
For this type of account:             number of:
--------------------------------------------------------------------------------

 5.  Sole proprietorship account      The owner3

 6.  A valid trust, estate or         Legal entity4
     pension trust

 7.  Corporate account                The corporation

 8.  Partnership account              The partnership

 9.  A broker or registered nominee   The broker or nominee


     Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number: If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.


--------
1 List  first and  circle  the name of the person whose number you provide.
2 Circle the  minor's  name and provide the minor's Social Security number.
3 Show the name of the  owner.
4 List first and circle the name of the legal trust, estate, or pension trust.